Exhibit 99.1

Footnotes to Form 4

(1) The shares of common stock were sold in connection with the initial public offering of the common stock of the Issuer pursuant to the prospectus dated October 1, 2021, and accompanying registration statement on Form S-1 (File No. 333-259897). The shares were sold at a price per share equal to the initial public offering price, net of underwriting discount and commissions.

(2) Represents shares of common stock sold by the following entities: (i) 24,576,528 shares sold by Advent International GPE IX Limited Partnership, 4,979,536 shares sold by Advent International GPE IX-B Limited Partnership, 2,021,672 shares sold by Advent International GPE IX-C Limited Partnership, 2,162,043 shares sold by Advent International GPE IX-F Limited Partnership, 6,979,534 shares sold by Advent International GPE IX-G Limited Partnership, 8,020,850 shares sold by Advent International GPE IX-H Limited Partnership, and 4,457,202 shares sold by Advent International GPE IX-I Limited Partnership (collectively, the “Advent IX Cayman Funds”), (ii) 7,372,122 shares sold by Advent International GPE IX-A SCSp, 1,538,238 shares sold by Advent International GPE IX-D SCSp, 3,186,407 shares sold by Advent International GPE IX-E SCSp, and 169,500 shares sold by Advent International GPE IX Strategic Investors SCSp (collectively, the “Advent IX Luxembourg Funds”), and (iii) 129,858 shares sold by Advent Partners GPE IX Limited Partnership, 188,385 shares sold by Advent Partners GPE IX-A Limited Partnership, 758,100 shares sold by Advent Partners GPE IX Cayman Limited Partnership, 78,662 shares sold by Advent Partners GPE IX-A Cayman Limited Partnership, and 2,092,392 shares sold by Advent Partners GPE IX-B Cayman Limited Partnership (collectively, the “Advent IX Partners Funds”).

(3) Following the reported transactions, Advent International Corporation (“Advent”) manages funds that collectively own 509,775,426 shares of common stock of the Issuer, which are represented as follows: (i) 182,336,239 shares held by Advent International GPE IX Limited Partnership, 36,943,780 shares held by Advent International GPE IX-B Limited Partnership, 14,999,036 shares held by Advent International GPE IX-C Limited Partnership, 16,040,458 shares held by Advent International GPE IX-F Limited Partnership, 51,782,003 shares held by Advent International GPE IX-G Limited Partnership, 59,507,654 shares held by Advent International GPE IX-H Limited Partnership, and 33,068,519 shares held by Advent International GPE IX-I Limited Partnership; (ii) 54,694,660 shares held by Advent International GPE IX-A SCSp, 11,412,375 shares held by Advent International GPE IX-D SCSp, 23,640,337 shares held by Advent International GPE IX-E SCSp, and 1,257,544 shares held by Advent International GPE IX Strategic Investors SCSp; and (iii) 963,429 shares held by Advent Partners GPE IX Limited Partnership, 1,397,654 shares held by Advent Partners GPE IX-A Limited Partnership, 5,624,432 shares held by Advent Partners GPE IX Cayman Limited Partnership, 583,601 shares held by Advent Partners GPE IX-A Cayman Limited Partnership, and 15,523,705 shares held by Advent Partners GPE IX-B Cayman Limited Partnership.

(4) GPE IX GP Limited Partnership is the general partner of the Advent IX Cayman Funds, GPE IX GP S.à r.l. is the general partner of the Advent IX Luxembourg Funds, and AP GPE IX GP Limited Partnership is the general partner of the Advent IX Partners Funds. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership and AP GPE IX GP Limited Partnership, and is the sole shareholder of GPE IX GP S.à r.l. Advent International Corporation is the manager of Advent International GPE IX, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent IX Luxembourg Funds, the Advent IX Cayman Funds and the Advent IX Partners Funds.

(5) The Reporting Person is a Managing Director of Advent and may have limited partner or other interests in one or more of the entities described herein. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of her pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.